Exhibit 23





We consent to the incorporation by reference in Registration Statement Nos. 333-76820, 333-54092, 333-36462, 333-45511, 333-100637, and 333-89478 of Altair
Nanotechnologies Inc. on Form S-3, Registration Statement Nos. 333-64495, 333-33481 and 333-99099 of Altair Nanotechnologies Inc. on Form S-8 and Registration Statement No. 333-102592 on Form S-2 of Altair Nanotechnologies Inc. of our report dated March 11, 2003 appearing in this Annual Report on Form 10-K of Altair Nanotechologies Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP
    Salt Lake City, Utah
    March 14, 2003